SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 20, 2007

Covad Communications Group, Inc.
(Exact name of the Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-32588	77-0461529

(Commission File Number)	(IRS Employer Identification No.)

110 Rio Robles San Jose, California	95134-1813

(Address of principal executive offices)	(Zip code)
(408) 952-6400

(The Registrant’s telephone number)

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01: Entry into a Material Definitive Agreement
     On April 20, 2007, Covad Communications Group, Inc. (“Covad”), together with Covad Communications Company and NextWeb, Inc, wholly owned subsidiaries of Covad (collectively, the “Borrowers”), entered into Amendment No. 2 (the “Amendment”) to the Loan and Security Agreement (the “Loan Agreement”) with Silicon Valley Bank (“SVB”), which was previously reported on a Form 8-K that was filed on April 18, 2006. The Amendment extends the maturity date of the Loan Agreement to April 19, 2009. The Amendment also makes certain changes to the financial covenants in the Loan Agreement, including setting revised limits on the Borrowers’ ability to make capital expenditures of $30,000,000 in 2006, $35,000,000 in 2007, and $35,000,000 in 2008, subject to certain exceptions. The Amendment also sets forth liquidity ratios and tangible net worth levels that Covad must maintain. The foregoing description of the Loan Agreement, as amended, does not purport to be complete and is qualified in its entirety by the provisions of the Amendment, which is filed as an exhibit hereto, and the Loan Agreement.
ITEM 2.03: Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     See the description under Item 1.01 for a description of the Loan Agreement, as amended, which discussion is incorporated by reference into this Item 2.03
ITEM 9.01: Financial Statements and Exhibits
     (c) Exhibits
     10.1 Amendment No. 2 to Loan and Security Agreement

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 26, 2007

By:	/s/ James Kirkland
James Kirkland
Executive Vice President, Strategic Affairs, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 2 to Loan and Security Agreement